EXHIBIT 23.1

Consent of Independent Certified Public Accountants

WebMD Health Corp.
New York, New York

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-128898) of WebMD Health Corp. of our report dated June 27, 2006, relating to the consolidated financial statements of Medsite Inc. and Subsidiary, which appears in this Form 8-K/A, Amendment No. 1.

/s/  BDO Seidman, LLP
BDO Seidman, LLP

New York, New York
November 20, 2006